                                                                       EXHIBIT 6



_______________________________________________________________________________






                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                                CIVC FUND, L.P.





________________________________________________________________________________

================================================================================

                                CIVC FUND, L.P.
                             _____________________

                                   CONTENTS
================================================================================


                                                                           Page
                                                                           ----
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ARTICLE I  GENERAL PROVISIONS............................................    1
 1.1 Formation...........................................................    1
 1.2 Name................................................................    1
 1.3 Purpose.............................................................    1
 1.4 Place of Business...................................................    2

ARTICLE II  DEFINITIONS; DETERMINATIONS..................................    2
 2.1 Definitions.........................................................    2

ARTICLE III  CAPITAL CONTRIBUTIONS; COMMITMENTS; CAPITAL ACCOUNT
ALLOCATIONS..............................................................   11
 3.1 Capital Contributions...............................................   11
 3.2 Capital Account Allocations.........................................   12
 3.3 Distributions in Kind...............................................   14

ARTICLE IV  DISTRIBUTIONS................................................   15
 4.1 Distribution Policy.................................................   15
 4.2 Distributions of Short-Term Proceeds................................   16
 4.3 Distributions of Net Proceeds.......................................   16
 4.4 Exception to Distributions..........................................   17

ARTICLE V  MANAGEMENT FEE PARTNERSHIP EXPENSES AND ORGANIZATIONAL
EXPENSES.................................................................   18
 5.1 Management Fee......................................................   18
 5.2 Expenses............................................................   18

ARTICLE VI  ADVISORY COMMITTEE...........................................   19
 6.1 Advisory Committee..................................................   19

ARTICLE VII  GENERAL PARTNER.............................................   20
 7.1 Management Authority................................................   20
 7.2 Indebtedness and Guarantees.........................................   20
 7.3 Limitations on Investments..........................................   21
 7.4 No Withdrawal or Loans..............................................   22
 7.5 No Liability to Partnership or Limited Partners.....................   22

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
 7.6 Indemnification of General Partner and Others.......................   22
 7.7 Formation of New Fund or Business Endeavor..........................   23
 7.8 General Partner Time and Attention..................................   23
 7.9 Distributions in Error..............................................   24

ARTICLE  VIII LIMITED PARTNER............................................   24
 8.1 Limited Liability...................................................   24
 8.2 No Participation in Management......................................   24
 8.3 Transfer of Limited Partnership Interests...........................   24
 8.4 No Withdrawal or Loans..............................................   25
 8.5 No Termination......................................................   25
 8.6 Government Regulation...............................................   25
 8.7 Indemnification and Reimbursement for Payments on Behalf of a
     Partner.............................................................   26
 8.8 Limited Partner's Default on Commitment.............................   26
 8.9 Section 754 Election................................................   27
 8.10 Co-Investment......................................................   27
 8.11 Conflicts of Interest..............................................   27
 8.12 Parallel Fund......................................................   28

ARTICLE IX  DURATION AND TERMINATION.....................................   29
 9.1 Duration............................................................   29
 9.2 Expiration of Commitment Period.....................................   29
 9.3 Investments After Expiration of Commitment Period...................   29
 9.4 General Partner Termination of the Commitment Period................   29
 9.5 Limited Partner Termination of the Commitment Period................   30
 9.6 Effect of Termination of Commitment Period..........................   30
 9.7 Liquidation of the Partnership......................................   31

ARTICLE X  VALUATION OF FUND ASSETS......................................   33
 10.1 Normal Valuation...................................................   33
 10.2 Restrictions on Transfer or Blockage...............................   33
 10.3 Write-down to Value................................................   33

ARTICLE XI  BOOKS OF ACCOUNTS; MEETINGS..................................   33
 11.1 Books..............................................................   33
 11.2 Fiscal Year........................................................   34
 11.3 Reports............................................................   34
 11.4 Tax Allocation.....................................................   34
 11.5 Tax Matters Partner; Partnership Status............................   36

ARTICLE XII  CERTIFICATE OF LIMITED PARTNERSHIP; POWER OF ATTORNEY.......   36
 12.1 Certificate of Limited Partnership.................................   36

ARTICLE XIII  MISCELLANEOUS..............................................   36
 13.1 Amendments.........................................................   36
 13.2 Successors.........................................................   36
 13.3 Governing Law: Severability........................................   37
 13.4 Notices............................................................   37
 13.5 Legal Counsel......................................................   37
 13.6 Publicity..........................................................   37
 13.7 Licensing of Names.................................................   37
 13.8 Arbitration........................................................   38
 13.9 Transfer of Assets.................................................   38
 13.10 Miscellaneous.....................................................   38
 13.11 No Third Party Beneficiaries......................................   39

SCHEDULE I...............................................................    I
SCHEDULE II..............................................................   II
SCHEDULE III.............................................................  III
SCHEDULE IV..............................................................   IV

================================================================================

                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                                CIVC FUND, L.P.

================================================================================

================================================================================

          THIS AGREEMENT OF LIMITED PARTNERSHIP (this "Agreement") is dated as
                                                       ---------
of January 27, 1999, between the General Partner and the Limited Partner. The General Partner and the Limited Partner are collectively referred to herein as the "Partners." Capitalized terms used herein are defined in Section 2.1 below.
     --------                                                 -----------

          The parties hereto agree as follows:


                                   ARTICLE I

                              GENERAL PROVISIONS
                              ------------------

          1.1   Formation.  The Partners hereby agree to form a limited
                ---------
partnership (the "Partnership") pursuant to and in accordance with the Delaware
                  -----------
Revised Uniform Limited Partnership Act (the "Partnership Act").  The term of
                                              ---------------
the Partnership shall commence upon the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until dissolution and termination of the Partnership in accordance with the provisions of Article IX hereof. The closing of the Partnership shall occur on the Effective Date, at which time the Partnership shall have aggregate Commitments of $502,512,563
(as detailed in Schedule I).
                        ----------

          1.2   Name.  The name of the Partnership shall be "CIVC Fund, L.P." or
                ----
such other name or names as the General Partner may designate from time to time; provided that such name shall not contain the name of the Limited Partner
--------
without the consent of the Limited Partner. The General Partner shall promptly notify the Limited Partner in writing of any change in the Partnership's name.

          1.3   Purpose.  The Partnership is organized for the principal
                -------
purposes of (i) investing in all forms of equity capital, (ii) managing and supervising such investments and (iii) engaging in such other activities as the General Partner deems necessary or advisable, all upon the terms and conditions set forth in this Agreement. The Partnership shall conduct business in accordance with its Business Description. For purposes of this Agreement, the Partnership's "Business Description" provides as follows: "The Partnership will
               --------------------
be permitted to
invest in all forms of equity capital from mezzanine capital to common equity. The Partnership will derive its investments primarily from outside referrals, including those from third-party intermediaries, investment banks, brokers, and other sources not directly related to the BAC customer franchise (collectively, the "Outside Sources"), and will not conduct direct or indirect calling efforts
     ---------------
on sources within the BAC customer franchise. A separate BAC entity, which will not conduct direct or indirect calling efforts on Outside Sources, will exist that will derive its investments primarily from sources within the BAC franchise. In the event that the Partnership receives an investment opportunity from within the BAC customer franchise, it will promptly refer such investment opportunity to the appropriate BAC equity investing entity. If a BAC equity investing entity responsible for making investments sourced from within the BAC customer franchise receives an investment opportunity from an Outside Source, it will promptly refer such investment opportunity to the Partnership. Compliance with and exceptions to these general guidelines will be approved and monitored by the Advisory Committee. It is agreed that the business conducted by BankAmerica Ventures and other BAC equity groups conducting international activities (so long as such businesses and activities are conducted in substantially the same manner as conducted as of the date hereof) do not conflict with the guidelines set forth above."


          1.4  Place of Business.  The Partnership shall maintain an office and
               -----------------
principal place of business in Chicago, Illinois, or at such other place or places as the General Partner may from time to time designate. The General Partner promptly shall notify the Limited Partner in the event of any change in the Partnership's principal office or place of business.


                                  ARTICLE II

                                  DEFINITIONS
                                  -----------

          2.1  Definitions.  Capitalized terms used in this Agreement shall have
               -----------
the meanings set forth below or as otherwise specified herein:

          "Advisory Committee" means the Advisory Committee referred to in
           ------------------
Article VI.
----------

          "Affiliate" of any person or entity means any other person or entity
           ---------
controlling, controlled by or under common control with such person or entity. For purposes of this Agreement, members of the General Partner shall be deemed Affiliates of the General Partner.

          "Agreement" has the meaning set forth in the introductory paragraph,
           ---------
as it may be amended from time to time in accordance with its terms.

          "Allocable Fees and Expenses" with respect to each distribution means
           ---------------------------
the amount of all Undistributed Fees and Expenses multiplied by the Allocation
                                                  ----------
Percentage.

          "Allocation Percentage" with respect to each distribution shall equal
           ---------------------
(i) the amount invested by the Partnership in the Portfolio Company whose disposition results in such distribution, divided by (ii) the aggregate amount
                                          ----------
invested by the Partnership in all Portfolio Companies owned by the Partnership as of the date of such distribution and, without duplication, the Portfolio Company whose disposition results in such distribution.

          "BAC" means BankAmerica Corporation.
           ---

          "Base Rate" means, on any date, a variable rate per annum equal to the
           ---------
prime rate of interest at Bank of America.

          "Basis" with respect to any security means the basis thereof as
           -----
determined in accordance with the Code, reduced by any write-down amount pursuant to clause (iii) of the definition of "Realized Investment Loss."

          "BHCA" means the Bank Holding Company Act of 1956, as amended,
           ----
together with the rules and regulations promulgated thereunder.

          "Breakup Fees" means all commitment fees, breakup fees and litigation
           ------------
proceeds from transactions not consummated by the Partnership which are received by the Partnership or the General Partner (or any of its members, partners, managers, officers or employees).

          "Bridge Financing" means, with respect to the Partnership's investment
           ----------------
in a Portfolio Company, the portion of such investment (whether in the form of debt or equity) that the General Partner (a) reasonably believes such Portfolio Company will be able to, and the General Partner intends to cause the Portfolio Company to, repay or refinance within 12 months after the date of such investment in such Portfolio Company and (b) designates as a Bridge Financing at the time such investment is made; provided that any such investment in a
                                  --------
Portfolio Company shall cease to be a Bridge Financing if it is not repaid to the Partnership within 12 months after the initial date of such investment, and thereafter any such unreturned investment will be treated as a permanent investment.

          "Bridge Financing Income" means interest and dividend payments to the
           -----------------------
Partnership with respect to any Bridge Financing, but only to the extent paid or accrued during the 12-month period commencing on the date any such Bridge Financing is advanced by the Partnership.

          "Business Description" has the meaning set forth in Section 1.3.
           --------------------                               -----------

          "Capital Account" has the meaning set forth in Section 3.2.
           ---------------                               -----------

          "Capital Call Notice" has the meaning set forth in Section 3.1(a).
           -------------------                               --------------

          "Capital Contribution" with respect to each Partner means the
           --------------------
aggregate amount of cash received by the Partnership from such Partner pursuant to such Partner's Commitment.

          "Carried Interest" means the General Partner's 20% interest in the
           ----------------
Partnership's Net Profits and Net Losses allocated to the General Partner pursuant to Sections 3.2(c)(v) and 3.2(d)(i) and the General Partner's 100%
            ------------------     ---------
interest in the Partnership's Net Profits and Net Losses allocated to the General Partner pursuant to Sections 3.2(c)(iv) and 3.2(d)(ii).
                            ----------------------------------

          "Cause" means (i) the conviction of an act of fraud or embezzlement or
           -----
other felony, (ii) willful misconduct or gross negligence materially detrimental to the Partnership or the General Partner, or (iii) such person has (other than as a result of death or disability) grossly neglected the performance of his or her duties for the Partnership or the General Partner or has willfully failed to comply with the material provisions of this Agreement, in each case after notice and a reasonable opportunity to cure.

          "Certificate" has the meaning set forth in Section 12.1.
           -----------                               ------------

          "Change of Business" means a substantial alteration, without the
           ------------------
consent of the General Partner, of the guidelines of the Partnership's permissible investment activities as described in the Business Description.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Commitment" with respect to each Partner means the aggregate amount
           ----------
of cash agreed to be contributed as capital to the Partnership by such Partner as specified in Schedule I attached hereto as the same may be modified from time
                ----------
to time under the terms of this Agreement.

          "Committed Deals" means any investments by the Partnership which are
           ---------------
evidenced by a signed definitive agreement, letter agreement, commitment letter or other similar document which binds the Partnership to consummate the transaction if certain conditions set forth therein are met.

          "Commitment Period" means the period commencing on the Effective Date
           -----------------
and expiring on the earlier of (i) the date when all of the Commitments have
                    ----------
been invested and (ii) the fifth anniversary of the Effective Date; provided
                                                                    --------
that the date set forth in clause (ii) may be extended by one (1) year at the request of the General Partner.

          "Current Income" means all interest and dividend income (including
           --------------
original issue discount and payment in kind income) from securities held by the Partnership (other than Short-Term Investment Income) and all Breakup Fees, Monitoring Fees and Transaction Fees.

          "Defaulting Partner" has the meaning set forth in Section 8.8(a).
           ------------------                               --------------

          "Delaware Partnership Act" has the meaning set forth in Section 1.1.
           ------------------------                               -----------

          "Effective Date" means the date of the initial capital contribution to
           --------------
the Partnership made by the Limited Partner and the General Partner.

          "Extraordinary Expenses" has the meaning set forth in Section 5.2(c).
           ----------------------                               --------------

          "Fair Market Value" shall mean (i) with respect to any investment not
           -----------------
written down, taken public (whether by initial public offering ("IPO"), merger
                                                                 ---
or otherwise) or which has not been merged or acquired in a private change of control, the original cost of such investment, (ii) with respect to any investment written down, the carrying value, as determined in the reasonable discretion of the General Partner, of such investment after giving effect to such write down, (iii) with respect to any investment taken public (whether by IPO, merger or otherwise), the market value thereof, as reduced by any appropriate discount (which discount may be based, as applicable, upon any limitations or restrictions on the marketability of the security, the overall liquidity and market capitalization of the issue, the volatility of the security, and such other factors as are deemed appropriate by the Advisory Committee), which discount shall in no event be greater than 40%, and (iv) with respect to any Portfolio Company investment for which there has been a private arms length change of control transaction, the value at which such investment is valued in such transaction. In determining the Fair Market Value, there will be no increase in such valuation above the cost for increases supported by subsequent rounds of private financing that are at a higher valuation or increases in semi-annual valuations unless the Advisory Committee determines that one is appropriate.

          "Fair Value Capital Account" means, with respect to each Limited
           --------------------------
Partner, such Limited Partner's Capital Account computed in accordance with
Section 3.2, but treating each security owned by the Partnership as if, on the
-----------
date as of which such computation is being made, such security had been sold at its "value" (determined in accordance with Article X) and any resulting gain or
                                           ---------
loss had been allocated to the Partners' Capital Accounts in accordance with
Section 3.2.
-----------

          "Funded Expenses" means Partnership Expenses paid directly or
           ---------------
reimbursed by the Limited Partner pursuant to Section 5.2(a) and 5.2(d)
                                              -------------------------

          "General Partner" means CIVC Partners, LLC, a Delaware limited
           ---------------
liability company, in its capacity as general partner of the Partnership.

          "Hurdle Rate" means, for any given year, an interest rate, calculated
           -----------
on December 31st of such year, equal to the average for such year of the five-year Bellwether U.S. Treasury notes, computed on a bond-equivalent basis and compounded semi-annually, which rate shall be applicable on a look-back basis, in accordance with this Agreement, to Portfolio Company Investments and Extraordinary Expenses, including any follow-on investments with respect to Portfolio Company Investments made during the year for which such rate was calculated in accordance with this Agreement.

          "Indemnifying Partner" has the meaning set forth in Section 8.7(a).
           --------------------                               --------------

          "Invested Capital" means with respect to each Partner an amount equal
           ----------------
to the sum of (i) such Partner's aggregate Capital Contributions (excluding any amounts invested in Bridge Financings) plus (ii) all Extraordinary Expenses paid
                                       ----
by the Limited Partner that are specifically allocable to a Portfolio Company.

          "Invested Capital Return" means with respect to each Partner an amount
           -----------------------
equal to the Hurdle Rate, compounded semi-annually, on such Partner's Unreturned Invested Capital. If the Unreturned Invested Capital of a Partner changes during a period, the Unreturned Invested Capital for purposes of computing the Invested Capital Return for that period shall be the average daily Unreturned Invested Capital for such period. Each Capital Contribution and distribution shall be deemed to have been made, and the Invested Capital Return shall be calculated as if such amount was contributed or received, on the last day of the calendar month in which such Capital Contribution or distribution was made.

          "IPO" has the meaning set forth in the definition of "Fair Market
           ---
Value" in this Section 2.1.
               -----------

          "Law Firms" has the meaning set forth in Section 13.5(a).
           ---------                               ---------------

          "Limited Partner" means BankAmerica Investment Corporation and each
           --------------
person who is admitted to the Partnership as a substitute Limited Partner pursuant to Section 8.3(a) so long as such person continues to be a limited
            -------------
partner hereunder.

          "Management Fee" has the meaning set forth in Section 5.1(a).
           --------------                               --------------

          "Management Period" means the period of time from the expiration of
           -----------------
the Commitment Period through the expiration of the term of the Partnership, provided that no Management Period shall exist if the Commitment Period is terminated pursuant to Section 9.6, in which case the provisions of Section 9.6
                       ------------                                 -----------
shall be applicable.

          "Marketable Securities" has the meaning set forth in Section 4.1(a).
           ---------------------                               --------------

          "Monitoring Fees" means all directors' fees and advisory fees
           ---------------
(including the net proceeds from any options, warrants and other rights to purchase securities of any Portfolio Company) received by the Partnership, the General Partner or its partners, members, managers, officers or employees from Portfolio Companies, but not including (i) any amount received by the
                     -----------------
Partnership, General Partner or its members, managers, officers or employees or their respective Affiliates from Portfolio Companies as reimbursement for out-of-pocket expenses incurred by such parties directly related to such Portfolio Company, (ii) Breakup Fees or (iii) Transaction Fees.

          "Net Book Value" of any investment shall mean the original cost of any
           --------------
such investment less any write-downs of such investment.


          "Net Loss" for any period means the excess of all of the Partnership's
           --------                       -------------
Realized Investment Losses for such period over all of the Partnership's Current
                                           ----
Income and Realized Investment Gains for such period.

          "Net Proceeds" for any period means all net cash proceeds received by
           ------------
the Partnership during such period from a Portfolio Company Investment, together with all Breakup Fees, Monitoring Fees and Transaction Fees received during such period.

          "Net Profit" for any period means the excess of all of the
           ----------                       -------------
Partnership's Current Income and Realized Investment Gains for such period over
                                                                           ----
all of the Partnership's Realized Investment Losses for such period.

          "New Commitment" has the meaning set forth in Section 7.7(b).
           --------------                               --------------

          "NMS" has the meaning set forth in Section 10.1(a).
           ---                               ---------------

          "Organizational Expenses" means all reasonable expenses (including,
           -----------------------
without limitation travel, legal and accounting fees and expenses) incurred in connection with the organization and funding of the Partnership and the General Partner.

          "Partners" has the meaning set forth in the introductory paragraph.
           --------

          "Partnership" has the meaning set forth in Section 1.1.
           -----------                               -----------

          "Partnership Expenses" means all costs and expenses relating to the
           --------------------
Partnership's activities, investments and business incurred in the ordinary course of business (to the extent not borne or reimbursed by a Portfolio Company), including, without limitation, (i) all direct costs and expenses relating to the Partnership's activities (to the extent not reimbursed by a Portfolio Company), (ii) all legal, accounting, auditing, consulting and other fees and expenses (including, without limitation, expenses associated with the preparation of Partnership financial statements, tax returns and forms K-l),
(iii) all out-of-pocket fees and expenses incurred by the Partnership, the General Partner or the General Partner's members, managers, officers or employees relating to investment and disposition opportunities for the Partnership not consummated, (iv) all costs attributable to the acquisition, holding and disposition of the Partnership investments, and (v) all ordinary overhead and administrative expenses including all salaries, rent, equipment, travel and administrative expenses incurred by the General Partner (to the extent not reimbursed by a Portfolio Company).

          "Partnership Legal Matters" has the meaning set forth in section
           -------------------------                               -------
13.5(b)
------

          "P.C. Contributions Amount" at the time of any distribution with
           -------------------------
respect to each Partner means an amount equal to the sum of (i) such Partner's aggregate Capital Contributions utilized by the Partnership to invest in Portfolio Company securities which have been disposed of by the Partnership (excluding any amounts invested in Bridge Financings) plus (ii) (without
                                                      ----
duplication) a proportionate amount of such Partner's aggregate Capital Contributions utilized by the Partnership to invest in Portfolio Company securities that have been written-down or written-off in accordance with this Agreement plus (iii) any Extraordinary Expenses paid by the Limited Partner that
          ----
are specifically allocable to Portfolio Companies that have been disposed of by the Partnership. For purposes of this definition, the proportionate amount of a Partner's aggregate Capital Contributions with respect to written-down or written-off Portfolio Company securities shall equal the amount of the write-down or write-off; provided that appropriate adjustments shall be made if acquisition indebtedness was incurred.

          "Portfolio Company" means any company in which the Partnership has
           -----------------
invested (other than a Short-Term Investment).

          "Portfolio Company Investments" means any investments made by the
           -----------------------------
Partnership in a Portfolio Company, including any follow-on investments with respect to such Portfolio Company.

          "Preferred Return" with respect to each Partner means an amount equal
           ----------------
to the Hurdle Rate, compounded semi-annually, on such Partners' Unrecovered P.C. Contributions, calculated on a look back basis since the acquisition of a particular Portfolio Company Investment. If the Unrecovered P.C. Contributions of a Partner change during a period, the Unrecovered P.C. Contributions for purposes of computing the Preferred Return for that period shall be the average daily Unrecovered P.C. Contributions for such period. Each Capital Contribution and distribution shall be deemed to have been made, and the Preferred Return shall be calculated as if such amount was contributed or received, on the last day of the calendar month in which such Capital Contribution or distribution was made.

          "Realized Investment Gain" means the sum of (i) the excess, if any, of
           ------------------------                       ----------
the net proceeds from the sale of securities (other than Short-Term Investments) over the Basis of such securities, (ii) the excess, if any, of the value (as
----                                    ----------
determined pursuant to Article X) of any securities distributed to the Partners
                       ---------
(other than Short-Term Investments) over the Basis of such securities, and (iii)
                                    ----
all other items of Partnership income and gain not included in Current Income and Short-Term Investment Income.

          "Realized Investment Loss" means the sum of (i) the deficiency, if
           ------------------------                       --------------
any, of the net proceeds from the sale of securities (other than Short-Term Investments) as compared to the Basis of such securities, (ii) the deficiency,
             --------------                                    --------------
if any, of the value (as determined pursuant to Article X)
                                                ---------
of any securities distributed to the Partners (other than Short-Term Investments) as compared to the Basis of such securities, (iii) the amount (the
             -----------
"write-down amount"), as determined by the General Partner, by which securities
 -----------------
(other than Short-Term Investments) have permanently declined in value as compared to the Basis of such securities as provided in Section 10.3, and (iv)
                                                        ------------
all other items of Partnership deduction and loss not included in Short-Term Investment Income.

          "Realized Investments" means the portion of the securities (excluding
           --------------------
Bridge Financing) of each Portfolio Company which has been disposed of or written-down by the Partnership.

          "Short-Term Investments" means (i) commercial paper rated no lower
           ----------------------
than "A-1" by Standard & Poors Corporation or "P-1" by Moody's Investor Service, Inc., (ii) United States obligations, (iii) state or municipal governmental obligations or money market instruments having equivalent credit ratings to the securities listed in clause (i) above, (iv) certificates of deposit issued by commercial banks chartered by the United States or a state thereof having combined capital and surplus of at least $100,000,000 and (v) other similar obligations and securities having equivalent credit ratings to the securities listed in clause (i) above, in each case maturing in one year or less at the time of investment by the Partnership.

          "Short-Term Investment Income" means all income earned on Short-Term
           ----------------------------
Investments, including any gains and net of any losses realized upon the disposition of Short-Term Investments, and all Bridge Financing Income.

          "Short-Term Proceeds" means all cash proceeds received with respect to
           -------------------
all Short-Term Investments and all Bridge Financings.

          "Tax Distributions" means a portion of any distributions made to a
           -----------------
Partner with respect to a fiscal year equal to anticipated taxes with respect to the Partner's distributive share of the Partnership's taxable income for such fiscal year. All calculations of anticipated taxes for any fiscal year pursuant to this paragraph shall (i) assume the highest applicable marginal federal, state and local tax rates applicable to any Partner or any individual member of the General Partner, taking into account the deductibility of state and local taxes and (ii) taking into account any taxable losses allocated in prior fiscal years that were not used to offset taxable income allocated in prior fiscal years and which are available to reduce such Partner's anticipated taxes with respect to such fiscal year, assuming that the Partner has no items of income or deduction other than with respect to the Partnership.

          "Transaction Fees" means all closing fees and other transaction fees
           ----------------
(including the net proceeds from any options, warrants and other rights to purchase securities of any Portfolio Company) received by the Partnership or the General Partner or its members, managers, officers or employees or any of their respective Affiliates from Portfolio Companies or companies in which the General Partner is actively considering an investment by the Partnership or any of their respective Affiliates but not including (i) any amount received by the General
                      --- --- ---------
Partner or its members, managers, officers or employees or any of their respective Affiliates from Portfolio Companies or companies in which the General Partner is actively considering an investment by the Partnership or any of their respective Affiliates as reimbursement for out-of-pocket expenses directly related to such company, (ii) Breakup Fees or (iii) Monitoring Fees. In the event Transaction Fees are in the form of options, warrants or other rights to purchase securities of a Portfolio Company and they have not been sold or otherwise liquidated prior to the Partnership's termination, such securities shall be sold to the Partnership at their cost (without duplication of amounts previously paid therefor by the Partnership), if any, prior to the final distribution of the Partnership's assets pursuant to Section 9.7(b).
                                                     --------------

          "Undistributed Fees and Expenses" means (i) the sum of all
           -------------------------------
Extraordinary Expenses that are not specifically allocable to a particular Portfolio Company, all Management Fees and all Funded Expenses paid by the Limited Partner as of the Distribution Date less (ii) the amount of any
                                            ----
Allocable Fees and Expenses previously distributed to the Limited Partner pursuant to Section 4.3(b).
            --------------

          "Unpaid Preferred Return" means with respect to a Partner an amount
           -----------------------
equal to such Partner's Preferred Return less all distributions made to such Partner pursuant to Section 4.3(c).
                    --------------

          "Unrealized Investment Loss" means, as of any date that a distribution
           --------------------------
is made under Section 4.3, the excess, if any, of (i) the sum of the aggregate
              -----------
Capital Contributions utilized by the Partnership to invest in Portfolio Company securities that have not been disposed of by the Partnership plus any
                                                             ----
Extraordinary Expenses paid by the Limited Partner that are specifically allocable to Portfolio Companies that have not been disposed of by the Partnership as of such date over (ii) the sum of the aggregate Fair Market Value of all Portfolio Company securities that have not been disposed of as of such date plus all distributions that have been made by the Partnership pursuant to
Section 4.3(a) to the extent such distributions were made with respect to
--------------
Portfolio Company securities that have been written-down or written-off but have not been disposed of as of such date.

          "Unreturned Invested Capital" means with respect to a Partner an
           ---------------------------
amount equal to such Partner's Invested Capital less all distributions made to such Partner pursuant to Section 4.3(a).
                         --------------

          "Unreturned Unrealized Investment Loss" means with respect to the
           -------------------------------------
Limited Partner an amount equal to the Unrealized Investment Loss less all distributions made to the Limited Partner pursuant to Section 4.4(a).
                                                      --------------

          "Unrecovered P.C. Contributions" means with respect to a Partner an
           ------------------------------
amount equal to such Partner's P.C. Contributions Amount less all distributions made to such Partner pursuant to Section 4.3(a).
                                 --------------

                                  ARTICLE III

             CAPITAL CONTRIBUTIONS; COMMITMENTS; CAPITAL ACCOUNT
             ---------------------------------------------------
                                  ALLOCATIONS
                                  -----------

          3.1  Capital Contributions.
               ---------------------

          (a)  Subject to Section 6.1 and Section 8.8, each Partner shall make
                          -----------     -----------
contributions to the capital of the Partnership in the aggregate amount equal to its Commitment by contributing in installments when and as called by the General Partner (but only to the extent such calls are made with respect to investments previously approved by the Advisory Committee) upon at least five (5) business days prior written notice from the General Partner (a "Capital Call Notice") and
                                                       -------------------
each installment shall be made pro rata among the Partners based upon their respective Commitments. The initial capital contribution made by the Limited Partner pursuant to the first Capital Call Notice shall include all monthly payments due with respect to the Management Fee for the period beginning January 1, 1999 through the Effective Date (as calculated pursuant to Section 5.1). In
                                                              -----------
addition, the initial capital contribution shall also include the Limited Partner's interest in the Portfolio Company Investments listed on Schedule IV,
                                                                  -----------
together with the Limited Partner's interest in any other Portfolio Company Investments acquired after the date of this Agreement and on or before the Effective Date. Such Portfolio Company Investment contributions shall only occur when the General Partner's wholly-owned subsidiary has obtained its SBIC license from the Small Business Administration. If the General Partner's wholly-owned subsidiary has not obtained its SBIC license by such date, the Portfolio Company Investments shall be contributed after the initial capital contribution, on such date as the SBIC license is obtained. Whenever so contributed, the Portfolio Company Investments shall be contributed at an amount equal to the aggregate cost of the Portfolio Company Investments listed on Schedule IV, which the
                                                    -----------
parties agree represents the fair market value of these investments. The parties shall use their best efforts to agree upon a method of contributing the Portfolio Company Investments listed on Schedule IV so that the Partnership's
                                        -----------
holding period includes the Limited Partner's holding period. The initial contribution made by the General Partner pursuant to the first Capital Call Notice shall be an amount equal to .5% of the sum of (i) all amounts previously funded by the Limited Partner to cover the original cost of any Portfolio Company Investments acquired on or before the Effective Date that are contributed by the Limited Partner and (ii) the amount contributed by the General Partner pursuant to this sentence. Each Capital Contribution to the Partnership shall be made by means of a certified or cashier's check or by wire transfer of immediately available funds to an account designated by the General Partner.

          (b) The General Partner shall cause the Partnership to return to the Partners all or any portion of any Capital Contribution to the Partnership which either (i) is not invested in a Portfolio Company within 60 days or (ii) is invested in a Portfolio Company as part of a Bridge Financing and then is repaid to the Partnership within 12 months after the date of investment.

Each such return of Capital Contributions shall be made within 60 days and upon such return shall not be treated as a Capital Contribution.

          3.2  Capital Account Allocations.  An account (a "Capital Account")
               ---------------------------                  ---------------
shall be established for each Partner on the books of the Partnership, and the Partners' Capital Accounts shall be adjusted as set forth below.

          (a) A Partner's Capital Contribution shall be credited to its Capital Account when and as received by the Partnership.

          (b) All Short-Term Investment Income earned for any monthly period shall be credited to the Capital Accounts of each Partner (other than a Defaulting Partner) pro rata according to its respective Commitments.

          (c)  For any period in which the Partnership has a Net Profit, such
                                                             ----------
Net Profit shall be credited to the Partners' Capital Accounts in the following priority:

               (i)    First, the Net Profit shall be credited 100% to the
                      -----
     Capital Accounts of all Partners pro rata according to their respective Commitments, but only to the extent that Net Losses previously have been allocated to the Partners' Capital Accounts pursuant to subparagraph (d)(v)
                                                             -------------------
     below and not offset by allocations of Net Profit under this subparagraph
                                                                  ------------
     (i).
     ---

               (ii)   Second, after the required amount of an allocation of such
                      ------
     Net Profit is made pursuant to subparagraph (i) above, the Net Profit shall
                                    ----------------
     be credited 100% to the Capital Account of the Limited Partner, but only until the Limited Partner has received cumulative allocations of Net Profit under this subparagraph (ii) equal to the sum of the aggregate amount of
                -----------------
     Extraordinary Expenses, Management Fees and Funded Expenses paid by the Limited Partner as of the date of allocation plus the aggregate amount of
                                                  ----
     Net Losses previously allocated to such Partner pursuant to subparagraph
                                                                 ------------
     (d)(iv) below.
     -------

               (iii)  Third, after the required amount of an allocation of such
                      -----
     Net Profit is made pursuant to subparagraphs (i) and (ii) above, the Net
                                    -----------------     ----
     Profit shall be credited 100% to the Capital Accounts of all Partners pro rata according to their respective Invested Capital Returns until each Partner has received cumulative allocations of Net Profit under this subparagraph (iii) equal to the sum of its aggregate Invested Capital
     ------------------
     Return and the aggregate amount of Net Losses previously allocated pursuant to subparagraph (d)(iii) below.
        ---------------------

               (iv)   Fourth, after the required amount of an allocation of such
                      ------
     Net Profit is made pursuant to subparagraphs (i), (ii) and (iii) above, the
                                    -----------------------     -----
     Net Profit shall be credited 100% to the Capital Account of the General Partner, but only to the extent necessary to cause the aggregate amount of Net Profits allocated to the Capital Account of the General Partner under this subparagraph (iv) at the
                                                       -----------------
     time of such allocation less the aggregate amount of Net Losses allocated
                             ----
     to the Capital Account of the General Partner under subparagraph (d)(ii)
                                                         --------------------
     below to equal 20% of the difference between (x) the Net Profits allocated to the Partners' Capital Accounts pursuant to subparagraphs (c)(ii) (to the
                                                   ---------------------
     extent such allocations are the result of Management Fees or Funded Expenses) and (c)(iii) above and this subparagraph (iv) and (y) the
                   --------                -----------------     ---
     allocations of Net Losses pursuant to subparagraphs (d)(ii), (iii) and (iv)
                                           ----------------------------     ----
     below (in the case of (d)(iv), to the extent such Net Losses reverse
                           -------
     allocations of Net Profit that are the result of Management Fees or Funded Expenses).

               (v)   Fifth, after the required amount of an allocation of such
                     -----
     Net Profit is made pursuant to subparagraphs (i), (ii), (iii) and (iv)
                                    ------------------------------     ----
     above, the remainder of such Net Profit shall be credited (A) 80% to the Capital Accounts of the Partners pro rata according to their respective Commitments and (B) 20% to the Capital Account of the General Partner.

          (d)  For any period in which the Partnership has a Net Loss, such Net
                                                                            ---
Loss shall be debited against the Partners' Capital Accounts in the following
----
priority:

               (i)   First, the Net Loss shall be debited (A) 80% against the
                     -----
     Capital Accounts of all Partners pro rata according to their respective Commitments and (B) 20% against the Capital Account of the General Partner, but only to the extent that Net Profits previously have been allocated to the Partners' Capital Accounts pursuant to subparagraph (c)(v) above and
                                                -------------------
     not offset by allocations of Net Losses under this subparagraph (i).
                                                        ----------------

               (ii)  Second, after the required amount of an allocation of such
                     ------
     Net Loss is made pursuant to subparagraph (i) above, the Net Loss shall be
                                  ----------------
     debited 100% against the Capital Account of the General Partner but only to the extent that Net Profits previously have been allocated to the General Partner's Capital Account pursuant to subparagraph (c)(iv) above and not
                                           --------------------
     offset by allocations of Net Losses under this subparagraph (ii).
                                                    -----------------

               (iii) Third, after the required amount of an allocation of such
                     -----
     Net Loss is made pursuant to subparagraphs (i) and (ii) above, the Net Loss
                                  -----------------     ----
     shall be debited 100% against the Capital Accounts of all Partners pro rata according to their respective Commitments, but only to the extent that Net Profits previously have been allocated to the Partners' Capital Accounts pursuant to subparagraph (c)(iii) above and not offset by allocations of
                 ---------------------
     Net Losses under this subparagraph (iii).
                           ------------------

               (iv)  Fourth, after the required amount of an allocation of such
                     ------
     Net Loss is made pursuant to subparagraphs (i), (ii) and (iii) above, the
                                  -----------------------     -----
     Net Loss shall be debited

     100% against the Capital Account of the Limited Partner, but only to the extent that Net Profits previously have been allocated to the Limited Partner's Capital Account pursuant to subparagraph (c)(ii) above and not
                                           --------------------
     offset by allocation of Net Losses under this subparagraph (iv).
                                                   -----------------

               (v)   Fifth, after the required amount of an allocation of such
                     -----
     Net Loss is made pursuant to subparagraphs (i), (ii), (iii) and (iv) above,
                                  ---------------------------------------
     the remainder of the Net Loss shall be debited 100% against the Capital Accounts of all Partners pro rata according to their respective Commitments.

          (e)  Any amount distributed to a Partner shall be debited against such
                          -----------
Partner's Capital Account. The General Partner shall normally adjust the Partners Capital Accounts in accordance with Section 3.2 on a monthly basis, but
                                             -----------
the General Partner may adjust the Capital Accounts in accordance with Section
                                                                       -------
3.2 more often if, in the General Partner's judgment, circumstances otherwise
---
make it advisable to do so.

          3.3  Distributions in Kind.
               ---------------------

          (a) If any Portfolio Company security is to be distributed in kind to the Partners as provided in Article IV, such security first shall be written up
                            ----------
or down to its value (as determined pursuant to Article X hereof as of the date
                                                ---------
of such distribution). Any Realized Investment Gain or Realized Investment Loss resulting from the application of the preceding sentence shall be allocated to the Partners' respective Capital Accounts in accordance with Section 3.2, and
                                                             -----------
the value of any securities (as determined pursuant to the preceding sentence) shall be debited against the Partners' respective Capital Accounts upon a distribution of such securities in accordance with Section 3.2.
                                                   -----------

          (b) To the extent feasible, each distribution of Portfolio Company securities in kind shall be apportioned among the Partners in proportion to their respective interests in the proposed distribution, except to the extent a disproportionate distribution of such securities is necessary to avoid distributing fractional shares.

          (c) In connection with any distribution of Portfolio Company securities in kind, the General Partner may, in its sole discretion, offer to each Partner the right to receive at its election all or any portion of such distribution in the form of the net proceeds actually received by the Partnership from disposing of the securities that otherwise would have been distributed to such Partner in kind. Any (i) expenses (including, without limitation, underwriting costs) of such disposition, and (ii) in the event such securities are disposed of for a price other than their value as determined in accordance with Section 3.3(a), gain or loss recognized by the Partnership upon
                --------------
the disposition of such securities, shall be allocated equitably among those Partners electing to receive proceeds instead of securities in kind. An amount equal to any expense or loss allocated to a Partner pursuant to the proceeding sentence shall be treated as having been distributed to such Partner for all purposes of this Agreement.

          (d) The General Partner shall provide at least ten days prior written notice to the Limited Partner of any proposed distribution of securities which notice shall contain the proposed distribution date, a description of the securities proposed to be distributed (including any voting rights), the quantity of securities proposed to be distributed and the equity capitalization of the Portfolio Company whose securities are proposed to be distributed.


                                  ARTICLE IV

                                 DISTRIBUTIONS
                                 -------------

          4.1  Distribution Policy.
               -------------------

          (a)  Subject to the provisions of Section 4.1(b), the General Partner
                                            --------------
may in its reasonable discretion (but shall not be required to) make distributions of cash, property and securities to the Partners at any time and from time to time in the manner described in this Agreement; provided that, prior to the winding-up and liquidation of the Partnership, in kind distributions of securities by the General Partner pursuant to this Article IV
                                                                    ----------
shall include only securities which are (i) listed or quoted on a United States national securities exchange or quoted on a United States national automated inter-dealer quotation system, (ii) in the General Partner's reasonable belief after consultation with counsel, immediately eligible for sale by the distributee pursuant to a registration statement effective under the Securities Act of 1933, as amended, or immediately eligible for sale by the distributee (independently of sales by other Partners) pursuant to Rule 144(k) of the Securities Act of 1933, as amended, or any similar provision then in force and
(iii) not subject to any "hold-back" or "lock-up" imposed by a managing underwriter in connection with a public offering of the issuer Portfolio Company or any other restriction on the disposition thereof under the terms of any other agreement ("Marketable Securities"); provided further that the Partnership will
            ---------------------    -------- -------
be obligated to distribute Marketable Securities in an orderly fashion after they become Marketable Securities.

          (b) The General Partner shall distribute (i) Current Income (other than original issue discount and payment in kind income) and Short-Term Investment Income at least quarterly, provided that the General Partner may, in
                                      --------
its reasonable discretion, withhold such quarterly distributions if the amount of such distribution would, in the aggregate, be less than $100,000 and (ii) the full net cash proceeds from the disposition of Portfolio Company investments (or portion thereof, including a partial return of Basis) (other than Bridge Financing), as well as original issue discount and payment in kind income, as received in cash, promptly, but in any event within 90 days after receipt thereof, subject in each case to the availability of cash after setting aside reasonable reserves for anticipated liabilities, obligations and commitments of the Partnership (provided, no reserves shall be set aside for expenses which, per Article V, are the obligation of the General Partner) due and owing at the
    ---------
time such distribution which will be made at such time or within six months thereafter. In connection with each such distribution, the Partnership shall provide the Limited Partner with a statement setting forth the Limited Partner's share of such distribution.

          (c) Notwithstanding anything in this Agreement to the contrary, the General Partner may at any time elect not to receive all or any portion of any cash distribution that otherwise would be made to it with respect to its Carried Interest. Any amount which is not distributed to the General Partner due to the preceding sentence in the General Partner's sole discretion either shall be retained by the Partnership on the General Partner's behalf or distributed to the Limited Partner in accordance with Section 4.3. If the General Partner in
                                       -----------
its sole discretion so elects, 100% of any or all subsequent cash distributions shall be distributed to the General Partner until the General Partner has received the amount of distributions it would have received had it not waived receipt of certain distributions pursuant to the first sentence of this Section
                                                                        -------
4.1(c); provided that no interest shall accrue on or be paid to the General
------  --------
Partner with respect to any such deferred distributions.

          (d) The General Partner may, in its sole discretion, make Tax Distributions to the Partners, provided that any such distributions shall be
                               --------
treated as advances of distributions pursuant to Sections 4.3(c), 4.3(d) or
                                                 -----------------------
4.3(e), depending on which provision of Section 3.2(c) the corresponding
------                                  --------------
allocation of income was made under, and will thereafter be taken into account in calculating future distributions to the Partners. Notwithstanding anything in this Agreement to the contrary, no Tax Distribution shall be made to the Limited Partner with respect to allocations of Net Profit that are the result of Section
                                                                         -------
3.2(c)(ii).
----------

          4.2  Distributions of Short-Term Proceeds. Short-Term Proceeds shall
               ------------------------------------
be distributed among the Partners in the same proportions as the related Short-Term Investment Income was credited to the Partners' Capital Accounts (subject to Sections 8.7 and 8.8).
   --------------------

          4.3  Distributions of Net Proceeds. Each distribution of Net Proceeds
               -----------------------------
and each in kind distribution of securities including, without limitation, all distributions of Monitoring Fees, Transaction Fees and Break-up Fees, shall be made to the Partners in the following priority calculated cumulatively (subject to Sections 8.7 and 8.8); provided that all Monitoring Fees, Transaction Fees
   ------------     ---
and any other payments received from a Portfolio Company shall be treated as if received as a result of the disposition of the Portfolio Company that paid such amount and all Tax Distributions previously received shall be taken into account as set forth in Section 4.1(d):
                --------------

          (a)  First, 100% to the Partners pro rata according to their
               -----
respective Capital Contributions until each Partner has received cumulative distributions pursuant to this Section 4.3(a) equal to such Partner's aggregate
                               --------------
P.C. Contributions Amount;

          (b)  Second, thereafter, 100% to the Limited Partner until the Limited
               ------
Partner has received cumulative distributions pursuant to this Section 4.3(b)
                                                               --------------
equal to the aggregate
amount of Allocable Fees and Expenses with respect to all Portfolio Company Investments that have been disposed of by the Partnership;

          (c)  Third, thereafter, 100% to the Partners pro rata according to
               -----
their respective Preferred Returns until each Partner has received distributions pursuant to this Section 4.3(c) sufficient to cause the Unpaid Preferred Return
                 --------------
of such Partner to equal zero;

          (d)  Fourth, thereafter, 100% to the General Partner until the General
               ------
Partner has received cumulative distributions pursuant to this Section 4.3(d)
                                                               --------------
equal to 20% of all distributions made pursuant to Section 4.3(b) (but only to
                                                   --------------
the extent such distributions are the result of Management Fees or Funded Expenses), Section 4.3(c), and made or being made pursuant to this Section
           --------------                                          -------
4.3(d); and
------

          (e)  Fifth, thereafter, 20% to the General Partner and 80% to the
               -----
Partners (pro rata according to their respective Capital Contributions).

          4.4  Exception to Distributions. Notwithstanding anything herein to
               --------------------------
the contrary, the following exceptions shall apply:

          (a) If at the time of a distribution there is an Unrealized Investment Loss, no distribution shall be made to the General Partner pursuant to Section 4.3(d) or 4.3(e) until the Partners have received distributions
   --------------    ------
pursuant to this Section 4.4(a) sufficient to cause the Unreturned Unrealized
                 --------------
Investment Loss to equal zero.

          (b)  Distributions made pursuant to Section 4.4(a) shall be treated as
                                              --------------
advances of distributions pursuant to Section 4.3(a) with respect to
                                      --------------
Extraordinary Expenses that are specifically allocable to Portfolio Companies that have not been disposed of as of the date of distribution.

          (c) To the extent that any proposed distribution to the General Partner pursuant to Section 4.3, if made, would create or increase a deficit
                    -----------
balance in the Capital Account of the General Partner, that amount shall not be distributed, but instead shall be loaned to the General Partner. The General Partner shall be liable to repay (and shall repay) to the Partnership, the full amount borrowed, without interest, no later than the earliest to occur of (i) the 15th anniversary of the date on which such loan was made, or (ii) the date of the Partnership's Final Liquidating Distribution. Amounts loaned to the General Partner pursuant to this Section 4.4(c) shall be treated as actually
                                 --------------
distributed to the General Partner for all purposes under this Agreement (including but not limited to determining the General Partner's entitlement to any subsequent distributions pursuant to Section 4.3).
                                         -----------

                                   ARTICLE V

                      MANAGEMENT FEE PARTNERSHIP EXPENSES
                      -----------------------------------
                          AND ORGANIZATIONAL EXPENSES
                          ---------------------------


          5.1  Management Fee.
               --------------

          (a)  Commitment Period. During the Commitment Period, the Limited
               -----------------
Partner shall pay the General Partner monthly in advance, commencing effective January 1, 1999, up to and including December 31, 1999 and thereafter on January 1 of each year, an annual fee (the "Management Fee") equal to $10 million as
                                    --------------
compensation for managing the affairs of the Partnership. The Management Fee will be reduced dollar-for-dollar by the amount of any Funded Expenses, but will not be reduced by the amount of any Partnership Expenses paid or reimbursed by an entity which is not an Affiliate of BAC (other than a Portfolio Company).

          (b) Management Period. During the Management Period, the Limited
              -----------------
Partner shall pay to the General Partner an annual Management Fee, payable monthly in advance, equal to 1.5% of the sum of (i) the Net Book Value of all remaining Portfolio Company investments and (ii) all Committed Deals as of December 31 of the previous calendar year.

          5.2  Expenses.
               --------

          (a)  Partnership Expenses. All Partnership Expenses other than Funded
               --------------------
Expenses shall be paid by the General Partner. Any such expenses which are paid directly or reimbursed by the Limited Partner or BAC or any Affiliate of BAC at the request of the General Partner, including administration services pursuant to Section 5.2(d) (any "Funded Expenses"), shall result in a dollar-for-dollar
   --------------       ---------------
reduction in the Management Fee owed by the Limited Partner pursuant to Sections
                                                                        --------
5.1(a) and 5.1(b). For purposes of maintaining Capital Accounts for purposes of
------     ------
this Agreement, Partnership Expenses shall not be treated as an item of expense of the Partnership and the payment of any such expenses by a Partner shall not be treated as a Capital Contribution under this Agreement.

          (b)  Organizational Expenses. The Limited Partner shall pay, and to
               -----------------------
the extent applicable, reimburse the General Partner for all Organizational Expenses. For purposes of maintaining Capital Accounts for purposes of this Agreement, Organizational Expenses shall not be treated as an item of expense of the Partnership and the payment of any such expenses by a Partner shall not be treated as a Capital Contribution under this Agreement.

          (c)  Extraordinary Expenses. Any expenses incurred by the Partnership
               ----------------------
outside the ordinary course of business (excluding Organizational Expenses) and, including but not limited to, litigation and indemnification costs and expenses, judgments and settlements, (collectively, "Extraordinary Expenses") shall be
                                           ----------------------
paid by the Limited Partner, provided that, because the Limited Partner is
                             --------
responsible for such indemnity, the Limited Partner will control the defense of any related litigation. For purposes of maintaining Capital Accounts for purposes of this Agreement, Extraordinary Expenses shall not be treated as an item of expense of the Partnership and the payment of any such expenses by a Partner shall not be treated as a capital contribution under this Agreement.

          (d)  Administrative Services. The Limited Partner will continue to
               -----------------------
provide administrative and other services to the General Partner in a manner consistent with past and current practices (as described on Schedule III
                                                            ------------
attached hereto), and such services shall be billed to the General Partner at a cost not to exceed $500,000 annually. In the event that a change in the level of administrative or other services provided by the Limited Partner results in an annual cost to the Limited Partner which is significantly less than $500,000, then the Limited Partner agrees to negotiate in good faith to reduce the cost to the General Partner commensurately with the cost reduction to BAC.

          (e)  Breakup Fees, Monitoring Fees and Transaction Fees. All Breakup
               --------------------------------------------------
Fees, Monitoring Fees, and Transaction Fees received by the General Partner (or any of its members, partners, managers, officers or employees) will be paid directly to the Partnership and distributed pursuant to Section 4.3.
                                                        -----------


                                  ARTICLE VI

                              ADVISORY COMMITTEE
                              ------------------

          6.1  Advisory Committee. The Partnership will have an Advisory
               ------------------
Committee consisting of the following four individuals: (i) the head of the Limited Partner's "Principal Investing" group, (ii) the person to whom the head of such group directly reports, (iii) the chief investment officer of such group, and (iv) a representative appointed by the General Partner. The Advisory Committee shall perform those duties expressly contemplated in this Agreement, as well as providing such advice and counsel as requested by the General Partner. All Partnership decisions regarding investments, including the decision to invest in a particular Portfolio Company, the decision to dispose of a Partnership investment through a sale of securities, initial public offering, merger or liquidation, and the decision to make follow-on investments as well as decisions regarding the voting of securities will be subject to the prior approval of the Advisory Committee pursuant to policies and procedures as are adopted by the Advisory Committee from time to time, and which policies shall remain consistent with past policies implemented by the Limited Partner and BAC. The General Partner will meet with the Advisory Committee on a regular basis to review and discuss the Partnership's activities.

                                  ARTICLE VII

                                GENERAL PARTNER
                                ---------------

          7.1  Management Authority.
               --------------------

          (a)  Subject to the provisions of Article VI and other restrictions
                                            ----------
expressly set forth herein, the management of the Partnership shall be vested exclusively in the General Partner, and the General Partner shall have full control over the business and affairs of the Partnership. Subject to the provisions of Article VI and other restrictions expressly set forth herein, the
              ----------
General Partner shall have the power on behalf of and in the name of, the Partnership to carry out any and all of the objectives and purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings which the General Partner, in its reasonable discretion, deems necessary or advisable or incidental thereto; including the power to acquire and dispose of any security (including Marketable Securities).

          (b) All matters concerning (i) the allocation and distribution of Net Profits, Net Losses, Carried Interest, Short-Term Investment Income, and the return of capital among the Partners, including the taxes thereon, and (ii) accounting procedures and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined accurately and in good faith by the General Partner in accordance with the terms of this Agreement.

          (c) The General Partner shall be responsible for all personnel decisions made by the Partnership including the selection and retention of outside professionals, provided that the Limited Partner shall have the right to
                       --------
approve the General Partner's selection of an auditor, and provided further that
                                                           ----------------
the Partnership may only retain legal counsel listed or described on Schedule II
                                                                     -----------
hereto (unless otherwise approved by the Advisory Committee.)

          7.2  Indebtedness and Guarantees.
               ---------------------------

          (a) At the General Partner's discretion, the Partnership may incur indebtedness for borrowed money and purchase money indebtedness (but only if and to the extent approved in advance by the Advisory Committee).

          (b) At the General Partner's discretion, the Partnership may guarantee the obligations of Portfolio Companies (and any direct or indirect subsidiaries thereof) (but only if and to the extent approved in advance by the Advisory Committee).

          7.3  Limitations on Investments.
               --------------------------

          (a) Net cash proceeds from the sale of Portfolio Company securities (other than securities representing Bridge Financing) shall not be reinvested by the Partnership in Portfolio Company securities.

          (b) The Partnership will not undertake activities or make investments which would cause the Partnership or the Limited Partner to violate laws, rules and regulations to which they are subject. Accordingly, investments by the Partnership (whether made directly or through its subsidiaries) will comply with applicable banking laws (and the applicability of such laws, including but not limited to the BHCA, to particular investments shall be determined by the General Partner upon consultation with counsel and with the Advisory Committee). The Partnership may make investments and undertake activities through one or more subsidiaries so long as such investments and activities do not cause the Partnership or Limited Partner to violate applicable laws, rules or regulations. Without limitation, the Partnership may make investments and conduct activities through a subsidiary which shall be licensed as a Small Business Investment Company and which shall comply with all laws, rules and regulations that are applicable to Small Business Investment Companies. The General Partner and Limited Partner will work together and cooperate with one another with respect to all regulatory filings, audits, procedures and other matters.

          (c) If the General Partner, in its reasonable discretion, determines that a certain investment should be made through an entity other than the Partnership, and such investment is approved by the Advisory Committee, then the General Partner and the Limited Partner shall cooperate in structuring such investment and in establishing any entities necessary to effectuate such transaction.

          (d) All Partnership activities and investments will comply with the investment policies and procedures of the Limited Partner (or BAC), as currently in effect as of the date of this Agreement, as well as any additional investment policies and procedures implemented from time to time which affect the Partnership and which are (i) substantially similar to those policies previously enacted and (ii) consented to by the General Partner (such consent not to be unreasonably withheld). The Advisory Committee may waive compliance with such policies on a case-by-case basis.

          (e) Compliance with the laws, rules and regulations described in paragraph (b) and the investment policies described in paragraph (d) shall be
-------------                                          -------------
determined by the Advisory Committee.

          (f) Without the prior written approval of the Advisory Committee, the Partnership may not invest in or acquire an interest in derivatives (other than derivatives, such as options and warrants issued by Portfolio Companies).

          7.4  No Withdrawal or Loans. The General Partner shall not borrow or
               ----------------------
withdraw any funds or securities from the Partnership, except as expressly permitted by this Agreement. The General Partner shall not voluntarily withdraw from the Partnership.

          7.5  No Liability to Partnership or Limited Partners. Neither the
               -----------------------------------------------
General Partner nor any of its members, owners, managers, directors, officers, employees, agents or any of their respective Affiliates shall be liable to any Limited Partner or the Partnership for (a) any action taken or failure to act as General Partner, or on behalf of the General Partner, with respect to the Partnership which is not a willful violation of material law, which is not a breach of the material provisions of this Agreement and which is not fraudulent, in bad faith, grossly negligent or willfully malfeasant, (b) any action or inaction arising from reliance upon the opinion or advice as to legal matters of legal counsel or as to accounting matters of accountants selected by any of them with reasonable care or (c) the action or inaction of any agent, contractor or consultant selected and monitored by any of them with reasonable care.

          7.6  Indemnification of General Partner and Others. Each person who
               ---------------------------------------------
was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or another person of whom such person is the legal representative, is or was a member, director, officer, or employee of the General Partner, is or was a member of the Advisory Committee, or is or was serving at the request of the General Partner as a member, director, officer, or employee of, or in some other representative capacity for, another corporation or partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a member, director, officer or employee or in any other capacity while serving as a member, director, officer or employee, shall be indemnified and held harmless by the corporation the fullest extent authorized by Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person who has ceased to be a member, director, officer of employee and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that with
                                              -----------------
respect to proceedings seeking to enforce rights to indemnification, the Partnership shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the General Partner. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Partnership the expenses incurred in defending any such proceeding in advance of its final disposition; provided
                                                                   --------
however, that, if the Delaware General Corporation Law so requires, the payment
-------
of such expenses incurred by a member, director or officer in such person's capacity as a member, director or officer (and not in any other capacity in which service was or is rendered by such person while a member, director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Partnership of an undertaking, by or on behalf of such member, director or officer, to repay all amounts so advanced if it ultimately be determined that such member, director or officer is not entitled to be indemnified under this Section or otherwise.

          7.7  Formation of New Fund or Business Endeavor.
               ------------------------------------------

          (a)  Except as provided in Section 7.7(b), each Partner's interest in
                                     --------------
the business endeavors of the other Partners is limited to its interest in the Partnership and no Partner's future business activities are restricted except
                                                                       ------
that, unless the Advisory Committee so consents, the General Partner will not (and the General Partner will cause its member not) to act as, or provide services to, the general partner or investment manager of, or act as the primary source of transactions for, any other investment fund (except for that Parallel Fund described in Section 8.12) until the earlier of: (x) the expiration or
                  ------------
termination of the Commitment Period, or (y) such time as the Limited Partner has given notice to the General Partner that it does not intend to make a New Commitment (as defined in subsection (b) below).

          (b) At any time after 65% of the Partners' aggregate Commitments have been funded, committed for investment pursuant to Committed Deals or reserved for follow-on investments (but excluding in any case investments and commitments representing or for Bridge Financing), the General Partner will notify the Limited Partner of whether it is offering to enter into a new partnership with the Limited Partner pursuant to which the Limited Partner would commit at least $500 million on substantially similar terms and conditions as those described herein (a "New Commitment"). If the General Partner offers to enter into a new
           --------------
partnership, the Limited Partner shall have 90 days from the date of receipt of such offer to notify the General Partner as to whether it will make a New Commitment. If (i) the Limited Partner elects not to make a New Commitment or
(ii) there is a No Cause Termination (as defined in Section 9.6) then the
                                                    -----------
General Partner or the members of the General Partner will be entitled to raise an independent fund on such terms and conditions as the members of the General Partner deem appropriate, so long as activities relating to such independent fund do not directly or indirectly interfere in any material respect with the obligations of the General Partner or the members of the General Partner to the Limited Partner or the Partnership.

          7.8  General Partner Time and Attention. The General Partner shall
               ----------------------------------
(and the General Partner shall cause each of its members to) devote such business time and attention to the affairs of the Partnership as the General Partner determines in its own discretion, is necessary to operate the Partnership. The General Partner and its members shall be permitted to devote their time and attention to other matters including, but not limited to, the affairs of (including follow-on investments by or in) the portfolio companies of Continental Illinois Venture Corporation existing as of January 1, 1999 or their Affiliates (or any of their respective successors, assigns or transferees) and the Parallel Fund (as described in Section 8.12). After the Commitment Period,
                                   ------------
the General Partner shall (and the General Partner shall cause each of its members to) devote an amount of its business time and attention to the affairs of the Partnership as the General Partner determines is reasonably necessary to enable the Partnership to achieve its investment objectives.

          7.9  Distributions in Error. The General Partner shall be required to
               ----------------------
return to the Partnership any distribution which was made to the General Partner in error.

                                 ARTICLE  VIII

                                LIMITED PARTNER
                                ---------------

          8.1  Limited Liability. The Limited Partner shall not be personally
               -----------------
liable for any obligations of the Partnership and shall have no obligation to make contributions to the Partnership in excess of its respective Commitment specified in Schedule I, except to the extent required by Section 7.6, this
             ----------                                   -----------
Section 8.1, Section 8.7 or the Delaware Partnership Act: provided that the
-----------  -----------
Limited Partner shall be required to return any distribution which the General Partner and such Limited Partner reasonably agreed was made to the Limited Partner in error.

          8.2  No Participation in Management. Other than as set forth in this
               ------------------------------
Agreement (including through its representation on the Advisory Committee (as set forth in Article VI and elsewhere in this Agreement) and through those
             ----------
policies and procedures which the General Partner has agreed to follow), the Limited Partner shall not participate in the control, management, direction or operation of the affairs of the Partnership and shall have no power to bind the Partnership.

          8.3  Transfer of Limited Partnership Interests.
               -----------------------------------------

          (a) No Partner may sell, assign, transfer, pledge, mortgage or otherwise dispose of all or any of its interest in the Partnership (including any transfer or assignment of all or a part of its interest to a person who becomes an assignee of a beneficial interest in Partnership profits, losses and distributions even though not becoming a substitute Limited Partner) unless the non-transferring Partner has consented to such transfer or assignment in writing. Notwithstanding anything to the contrary contained in this Section
                                                                    -------
8.3(a), the Limited Partner will be permitted to transfer its interest in the
------
Partnership if (i) such transfer is made to any Affiliate or wholly owned subsidiary of the Limited Partner, (ii) there is no material change in the definition, duties or responsibilities of the Advisory Committee as described in
Section 6.1 of this Agreement, (iii) BAC enters a written agreement, reasonably
-----------
satisfactory to the General Partner, whereby BAC guaranties all outstanding funding commitments and other financial obligations of the Limited Partner, (iv) the transferee succeeds to all rights and becomes subject to all obligations of the Limited Partner with respect to the interest which was transferred, and (v) the transfer would not result in a material increase in the Partnership's liabilities or administrative burdens under applicable laws, including the Investment Company Act of 1940. As a condition to any transfer or assignment of a Partner's interest (including a transfer not requiring the consent of the General Partner), the transferor and the transferee shall provide such legal opinions and documentation as the General Partner may reasonably request.

          (b) The transferor and transferee of any Partner's interest shall be jointly and severally obligated to reimburse the General Partner and the Partnership for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) of any transfer or proposed transfer of a Limited Partner's interest, whether or not consummated.

          (c) The transferee of any Partner's interest shall be treated as having made all of the Capital Contributions made by, and received all of the distributions received by, the transferor of such interest.

          (d) Notwithstanding any other provision of this Agreement, no transfer of an interest in the Partnership shall be permitted if such transfer would (i) unless the General Partner otherwise consents in its sole discretion, cause the Partnership to have more than 100 partners, as determined for purposes of Treasury Regulation Section 1.7704-l(h), (ii) cause the Partnership to be treated as a publicly traded partnership within the meaning of Code Section 7704 and Treasury Regulation Section 1.7704-1.

          (e) Any sale, assignment, transfer, pledge, mortgage or other disposition which violates this Section 8.3 shall be void and the purported
                                -----------
buyer, assignee, transferee, pledgee, mortgagee, or other recipient shall have no interest in or rights to Partnership assets, profits, losses or distributions and neither the General Partner nor the Partnership shall be required to recognize any such interest or rights.

          8.4  No Withdrawal or Loans. Subject to the provisions of Sections
               ----------------------                               --------
8.3, 8.6 and 8.8, the Limited Partner may not withdraw as a Partner of the
--------     ---
Partnership, nor shall the Limited Partner be required to withdraw from the Partnership, nor may the Limited Partner borrow or withdraw any portion of its Capital Account from the Partnership.

          8.5  No Termination. Neither the substitution, death, incompetency,
               --------------
dissolution (whether voluntary or involuntary) nor bankruptcy of the Limited Partner shall affect the existence of the Partnership, and the Partnership shall continue for the term of this Agreement until its existence is terminated as provided herein.

          8.6  Government Regulation. If there has been a material change in
               ---------------------
law, rules or regulations affecting the Limited Partner or the Partnership which makes it clearly impractical to continue the Partnership because the Partnership can no longer do business in a manner substantially consistent with past practices, then the General Partner may terminate the Commitment Period pursuant to Section 9.6(b) herein.
   --------------

          8.7  Indemnification and Reimbursement for Payments on Behalf of a
               -------------------------------------------------------------
Partner.
-------

          (a) If the Partnership is obligated to pay any amount to a governmental agency or body or to any other person as directed by a court of competent jurisdiction or a governmental agency or body because of a Partner's status or otherwise specifically attributable to a Partner (including, without limitation, federal withholding taxes with respect to foreign partners, state personal property taxes, state unincorporated business taxes, etc.), then such Partner (the "Indemnifying Partner") shall indemnify the Partnership in full for
              --------------------
the entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payment). At the option of the General Partner, the amount to be indemnified may be charged against the Capital Account of the Indemnifying Partner, and, at the option of the General Partner, either:

               (i) promptly upon notification of an obligation to indemnify the Partnership, the Indemnifying Partner shall make a cash payment to the Partnership equal to the full amount to be indemnified (and the amount paid shall be added to the Indemnifying Partner's Capital Account but shall not be deemed to be a Capital Contribution hereunder), or

               (ii) the Partnership shall reduce subsequent distributions which would otherwise be made to the Indemnifying Partner until the Partnership has recovered the amount to be indemnified (provided that the amount of such reduction shall be deemed to have been distributed for all purposes of this Agreement, but such deemed distribution shall not further reduce the Indemnifying Partner's Capital Account).

          (b) A Partner's obligation to make contributions to the Partnership under this Section 8.7 shall survive the termination, dissolution, liquidation
           -----------
and winding up of the Partnership, and for purposes of this Section 8.7, the
                                                            -----------
Partnership shall be treated as continuing in existence. The Partnership may pursue and enforce all rights and remedies it may have against each Partner under this Section 8.7.
           -----------

          8.8  Limited Partner's Default on Commitment.
               ---------------------------------------

          (a)  If the Limited Partner (a "Defaulting Partner") fails to make
                                          ------------------
full payment of any portion of its Commitment (prior to expiration or termination of the Commitment Period) or any other payment required hereunder when due and such failure is not cured within five days after receipt by the Limited Partner of written notice from the General Partner with respect to such failure to pay, the General Partner may in its sole discretion undertake any one or more of the following steps:

               (i) The General Partner may assist the Defaulting Partner in finding a buyer for the Defaulting Partner's interest.

               (ii) The Partnership may pursue and enforce all rights and remedies the Partnership may have against such Defaulting Partner with respect thereto.

               (iii) In addition to, or instead of, the other remedies and undertakings available to the General Partner pursuant to this Section
                                                                    -------
     8.8(a), the General Partner may, in its sole discretion, terminate the
     ------
     Commitment Period pursuant to Section 9.6(b).
                                   --------------

               (iv) The General Partner may use funds available to the Partnership or pledge the Partnership's assets to (i) complete payment of the portion of the Defaulting Partner's Commitment or other payment which is owed and outstanding, (ii) pay any portion of the Management Fee which is owed or outstanding, and (iii) pay any other outstanding obligations of the Partnership which are due and payable by the Limited Partner, provided
                                                                       --------
     that such funds may not be used, and the Partnership's assets may not be
     ----
     pledged, to make new investments other than those made pursuant to Committed Deals.

          8.9  Section 754 Election.  The General Partner may, in its sole
               --------------------
discretion, make a Code Section 754 election and, upon the written request of the Limited Partner, the General Partner shall, if then permitted by applicable law, make such election.

          8.10 Co-Investment.  The General Partner may permit third party
               -------------
designees of the General Partner, including the Limited Partner but excluding all members, employees and partners of the General Partner and any of their respective Affiliates without the prior approval of the Advisory Committee, to purchase Portfolio Company securities which are available for purchase by the Partnership for their own accounts. Such purchases by third party designees shall be at substantially the same prices as are paid by the Partnership for such securities and such purchases shall be on other terms substantially similar to the Partnership's purchase, as determined by the General Partner.

          8.11 Conflicts of Interest.
               ---------------------

          (a) None of the General Partner, any member of the General Partner, or any officer, director or active employee of the General Partner (in each case only so long as such person is an officer, director or active employee of the General Partner) or any entity in which any of the foregoing persons, individually or collectively, hold more than 10% of the beneficial ownership (the foregoing persons are collectively referred to herein as the "Conflict
                                                                   --------
Parties") shall invest directly in any securities issued by an entity in which
-------
the Partnership either is actively considering making an investment or has an investment; provided that none of the Conflict Parties shall be precluded form
            --------
(i) investing in securities issued by, or funding follow-on investments by, an entity in which any of the Conflict Parties held a direct or indirect investment on the Effective Date or by a successor to such entity, (ii) receiving securities upon disposition or exchange of any securities of such entity or
(iii) investing in publicly traded securities.

          (b) During the Commitment Period, the General Partner and each member of the General Partner shall present to the Partnership all investment opportunities (other than follow-on investment opportunities for the entities described in clause (a)(i) above which, in the good faith judgment of the General Partner, meet the Partnership's investment criteria, are available to the Partnership, and in which the Partnership is otherwise able to make such investments; provided that in the event the General Partner forms a new fund
             --------
permitted by Section 8.12, the General Partner's obligation to present
             ------------
investment opportunities to the Partnership shall be satisfied with respect to any investment opportunity if the Partnership is entitled to invest in such investment at the same time and on the same terms as such new fund.

          (c) The Partnership shall not invest in any securities issued by an entity in which a Conflict Party has an investment; provided that the
                                                    --------
Partnership shall not be precluded from investing in the securities of (i) a public company of which the Conflict Parties own, in the aggregate, less than 5% of the outstanding stock, (ii) a Portfolio Company of which the Conflict Parties own only securities which they received in a distribution by the Partnership or which are to be treated as Transaction Fees and applied in accordance with
Section 4.3 or (iii) a Portfolio Company in which a subsequent fund formed by
-----------
the General Partner or any of its partners invests, provided that the
                                                    --------
Partnership's investment is made in the same transaction, at the same time and on the same terms.

          (d) Neither the Partnership nor any Portfolio Company shall buy or sell any securities, assets or services to or from a Conflict Party except for
(i) transactions in the ordinary course of business of such Portfolio Company on arm's-length terms or (ii) the provision of services to the Partnership or a Portfolio Company for which such Conflict Party only receives the Management Fees, Monitoring Fees, Transaction Fees, Breakup Fees or reimbursable expenses of such Conflict Party as contemplated by this Agreement.

          (e) Notwithstanding the foregoing, none of the Partnership, any Conflict Party or any Portfolio Company shall be precluded by this Section 8.11
                                                                   ------------
from entering into any transaction approved by the Advisory Committee.

          (f)  Nothing in this Section 8.11, or in any other section of this
                               ------------
Agreement shall limit the establishment or operation of the Parallel Fund.

          8.12  Parallel Fund.  The Limited Partner hereby acknowledges and
                -------------
agrees that the General Partner and the members of the General Partner may, at any time after the Effective Date, form, manage and thereafter serve as general partner of another partnership (the "Parallel Fund"); provided that, the
                                     -------------    --------
Parallel Fund shall be limited to making investments in portfolio companies in which the Partnership also invests and shall make such investments (and divestitures) side-by-side with and on the same terms and conditions as the Partnership, and that the terms of the Parallel Fund shall be reasonably acceptable to BAC. The treatment of any management fee from a Parallel Fund will be discussed by the General Partner and the Limited

Partner at the time such Parallel Fund is formed. The Parallel Fund shall be a separate and distinct legal entity from the Partnership, and shall be permitted to solicit and accept subscriptions, at the General Partner's sole discretion, from third party investors.


                                  ARTICLE IX

                           DURATION AND TERMINATION
                           ------------------------

          9.1  Duration.  The Partnership shall terminate and be dissolved on
               --------
the tenth anniversary of the Effective Date; provided that the term of the
                                             --------
Partnership may be extended beyond the tenth anniversary by the General Partner for up to a maximum of three consecutive one-year periods to allow for an orderly termination, dissolution and liquidation of the Partnership's investment; provided that if the Commitment Period is extended for one year (as
            --------
permitted pursuant to the definition of "Commitment Period") then the term of the Partnership may only be extended for a total of two additional years.


          9.2  Expiration of Commitment Period.  Notwithstanding the provisions
               -------------------------------
of Section 3.1(a), each Partner's obligation to fund its Commitment will expire
   --------------
at the end of the last day of the Commitment Period; provided that the Partners
                                                     --------
shall remain obligated to make cash contributions throughout the duration of the Partnership pursuant to their respective Commitments to the extent required by
Section 9.3; provided further that in no event shall the Partners have any
-----------  ----------------
capital contribution obligations in excess of their Commitments.


          9.3  Investments After Expiration of Commitment Period.  The
               -------------------------------------------------
Partnership shall not make new investments (other than Short-Term Investments) after the expiration of the Commitment Period, except to fund (a) then existing Committed Deals; provided that all such investments are completed during the
                 --------
Management Period or, if longer, within 15 months after the end of the Commitment Period, and (b) follow-on investments in existing Portfolio Companies; provided that such follow-on investments (x) shall not in the
           --------
aggregate exceed 20% of the sum of investments made by the Partnership in existing Portfolio Companies and amounts committed to Portfolio Company investments in existence or in process at the end of the Commitment Period, and
(y) are completed not more than three years after the end of the Commitment Period; provided further that in no event shall this provision increase a
        ----------------
Limited Partner's Commitment.

          9.4  General Partner Termination of the Commitment Period.  The
               ----------------------------------------------------
General Partner shall have the right to terminate the Commitment Period at any time for any reason by delivering written notice of such termination to the Limited Partner. Such reasons for termination may include, but are not limited to, (i) a Change of Business by BAC or the Limited Partner, or (ii) the Limited Partner's material and repeated failure to follow agreed upon guidelines and past practice in approving Partnership investments and divestitures (a termination pursuant to clauses (i) or (ii) shall hereinafter be referred to as a "General
                                                                       -------
Partner Cause Termination").
-------------------------

          9.5  Limited Partner Termination of the Commitment Period.  The
               ----------------------------------------------------
Limited Partner shall have the right to terminate the Commitment Period by delivering a written notice to the General Partner after the occurrence of any of the following events: (i) an act committed by a member of the General Partner, who is not subsequently terminated by the General Partner, which falls within the definition of Cause; (ii) the resignation or termination of at least two of the General Partners' managing members, without a subsequent replacement of such managing members within nine months of such termination or resignation which is acceptable to the Limited Partner (in its reasonable discretion) (a termination pursuant to clauses (i) or (ii) is hereinafter referred to as a "Limited Partner Cause Termination"); (iii) a change in legal or regulatory
 ---------------------------------
policy that makes it unlawful for the Limited Partner to fulfill its obligations to the Partnership or otherwise has a material adverse effect on the Limited Partner; or (iv) a decision by BAC to terminate its entire direct equity investment business, which decision shall include BAC's termination of all direct international and domestic investment activities.

          9.6  Effect of Termination of Commitment Period.
               ------------------------------------------

          (a)  Cause Termination.  Upon the occurrence of a Limited Partner
               -----------------
Cause Termination or a termination by the General Partner other than pursuant to a General Partner Cause Termination (a "Cause Termination"), (i) the Limited
                                        -----------------
Partner, in its sole and absolute discretion, shall have the right to remove and replace the General Partner as general partner of the Partnership, (ii) the General Partner will no longer be entitled to receive any portion of the Management Fee, and (iii) all unfunded Commitments of the Partners shall terminate immediately, including commitments for all transactions which are in the "pipeline" and all follow-on investments, other than those Committed Deals and other written commitments which are binding between the Partnership and Portfolio Companies or other third parties. If the Limited Partner Cause Termination is made pursuant to Section 9.5(i), the General Partner will no
                                --------------
longer be entitled to receive any portion of its Carried Interest. Notwithstanding the foregoing, following a Cause Termination (other than a Cause Termination as a result of a Limited Partner Cause Termination pursuant to
Section 9.5(i)), the General Partner shall remain entitled to its Carried
---------------
Interest for all Portfolio Companies existing at the time of such termination (including any follow-on investments made pursuant to Committed Deals entered prior to such termination) and shall retain the percentage of its economic interest in such Portfolio Companies as of the date of such termination.

          (b)  No Cause Termination.
               --------------------

               (i) A termination of the Commitment Period (A) by the Limited Partner pursuant to Sections 9.5(iii) and 9.5(iv) above, (B) by the General
                         -----------------     -------
     Partner as a result of a General Partner Cause Termination or pursuant to
     Section 8.6 above, or (C) upon expiration of the Commitment Period under
     -----------
     circumstances where the Limited

     Partner does not make a New Commitment (as defined in Section 7.7) after
                                                           -----------
     being offered by the General Partner the right to make a New Commitment in accordance with Section 7.7, shall be deemed a "No Cause Termination."
                     -----------                     --------------------

               (ii) Upon the occurrence of a No Cause Termination, the General Partner will continue to serve as General Partner of the then-existing portfolio of investments completed as of such date, will be permitted to participate in a new equity fund pursuant to the terms of Section 7.7, and
                                                               -----------
     will receive the following:  (A) the full Management Fee for a period of
     (x) eighteen months if such No Cause Termination occurs on or prior to the second anniversary of the Effective Date, or (y) twelve months if such No Cause Termination occurs after the second anniversary of the Effective Date (such 12 or 18 month period is hereinafter referred to as the "Extended
                                                                    --------
     Management Fee Period"), (B) thereafter, until the end of the Management
     ---------------------
     Period, a Management Fee as calculated pursuant to Section 5.1(b).
                                                        --------------

               (iii) Following a No Cause Termination, the Partners will be required to fund (in accordance with this Agreement) such amounts necessary to (A) cover expenses, liabilities and obligations of the Partnership, (B) complete investments by the Partnership which are previously Committed Deals, and (C) fund additional investments in an amount up to: (x) $125 million in the event of a twelve month Extended Management Fee Period and
     (y) $150 million in the event of an eighteen month Extended Management Fee Period, provided that the Partners will have no obligation to fund any
             --------
     amounts in excess of their respective Commitments. The General Partner would retain investment responsibility with respect to amounts described in the preceding sentence, as well as responsibility to monitor all existing Portfolio Company Investments, including, in each case, retention of existing board seats, and would continue to make recommendations to the Advisory Committee with respect to decisions to vote, sell, liquidate, merge, conduct an initial public offering and make add-on investments in accordance with the provisions and limitations set forth in this Agreement. The General Partner would continue to report to the Advisory Committee and would continue to prepare and deliver to the Limited Partner those documents listed in Section 11.3.
                         ------------

          9.7  Liquidation of the Partnership.
               ------------------------------

          (a)  Liquidation.  Upon termination and dissolution, the Partnership
               -----------
shall be liquidated in an orderly manner in accordance with the provisions of this Agreement and the Delaware Partnership Act. The General Partner shall be the liquidator to wind up the affairs of the Partnership pursuant to this Agreement or, if (i) the General Partner is not able to act as the liquidator or
(ii) the Partnership has been terminated by the Limited Partner pursuant to
Section 9.4(a), a liquidator shall be appointed by the Limited Partner.
--------------

          (b)  Final Allocation and Distribution.  Following termination and
               ---------------------------------
dissolution of the Partnership (whether pursuant to Section 9.1 or otherwise)
                                                    -----------
and upon liquidation and
winding up of the Partnership, the General Partner shall make a final allocation of all items of income, gain, loss and expense in accordance with Article III
                                                                  -----------
hereof, and the Partnership's liabilities and obligations to its creditors shall be paid or adequately provided for prior to any distributions to the Partners. After payment or provision for payment of all liabilities and obligations of the Partnership, the remaining assets, if any, shall be distributed among the Partners pro rata according to their respective Capital Accounts. Following the winding-up and liquidation of the Partnership, distributions may, at the discretion of the Advisory Committee, include restricted securities or other assets of the Partnership.

          (c)  Partner Give Back.  After the final distribution of the assets
               -----------------
of the Partnership among the Partners as provided in this Section 9.7 and
                                                          -----------
Article IV, each Partner shall make a capital contribution to the Partnership
----------
equal to any cumulative amounts received by such Partner during the life of the Partnership in excess of those amounts distributable to such Partner pursuant to
Section 4.3 (and such amounts will be distributed to the Partners in accordance
-----------
with Section 4) provided that such Partner's capital contribution shall not
     ---------  --------
exceed 100% of the amount actually distributed to such Partner during the life of the Partnership (excluding Tax Distributions and any taxes payable as a result of distributions to the General Partner in excess of its basis). The General Partner will use reasonable best efforts to cause each member of the General Partner to be liable for only his or her pro rata share (based on the amount of excess distributions received by each such member) of any such amounts required to be contributed by the General Partner.

          (d)  Guaranty of Giveback Obligation. The General Partner will cause
               -------------------------------
each member of the General Partner to unconditionally guarantee their obligation to make capital contributions to the Partnership in accordance with Section 9.7(c) (the "Obligation"). This guarantee will relate solely to the Obligation
------       ----------
and to no other obligation or liability of the Partners. The liability of each member of the General Partner shall be absolute irrespective of any circumstances which might otherwise constitute any defense available to, or discharge of, such Partner (other than full satisfaction of the Obligation) and any extensions, renewals, modifications, compromises, settlements or releases. Nothing shall discharge or satisfy the liability of any member of the General Partner under this Section 9.7(d) except the full satisfaction of the
                   --------------
Obligation. If at any time any payment by or on account of a member of the General Partner in respect of the Obligation is rescinded or must otherwise be restored or returned in whole or in part, whether upon the insolvency, bankruptcy or reorganization of such member or otherwise, this guarantee shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

                                   ARTICLE X

                           VALUATION OF FUND ASSETS
                           ------------------------

          10.1  Normal Valuation.  For purposes of this Agreement, the value of
                ----------------
any security as of any date (or in the event such date is a holiday or other day which is not a business day, as of the immediately preceding business day) shall, subject to the determination of the General Partner, be determined as follows (subject to Section 10.3):
                    ------------

          (a) a security which is listed on a recognized securities exchange or on the National Market System ("NMS") of the National Association of
                                   ---
Securities Dealers, Inc. shall be valued at the average of their last "bid" prices on each trading day during the ten trading day periods ending immediately prior to and after the date of determination, or if no sales occurred on any such day, the mean between the closing "bid" and "asked" prices on such day;

          (b) a security which is traded over-the-counter (other than on the NMS) shall be valued at the average of their last "bid" prices on each trading day during the ten trading day periods ending immediately prior to and after the date of determination, or if no sales occurred on any such day, the mean between the closing "bid" and "asked" prices on such day; or

          (c) all other securities shall be valued on such date at Fair Market Value.

          10.2  Restrictions on Transfer or Blockage.  Any security which is
                ------------------------------------
held under a representation that it has been acquired for investment and not with a view to public sale or distribution, or which is held subject to any other restriction on transfer, or where the size of the Partnership's holdings compared to the trading volume would adversely affect its marketability, may be valued at such discount from the value determined under Section 10.1 as the
                                                        ------------
General Partner deems necessary to reflect the marketability and value of such security.

          10.3  Write-down to Value.  Any securities which have permanently
                -------------------
declined in value as determined by the General Partner shall be written down to their value pursuant to the provisions of this Article X as of the date of such
                                               ----------
determination, provided that the General Partner, in determining whether and to
               -------------
what extent to make such a write-down, shall (i) make such determination immediately prior to making any distribution and (ii) apply BAC's permanent impairment accounting policies.


                                  ARTICLE XI

                          BOOKS OF ACCOUNTS; MEETINGS
                          ---------------------------

          11.1  Books.  The Partnership shall maintain complete and accurate
                -----
books of account of the Partnership's affairs at the Partnership's principal office, which books shall be open to inspection by any Partner (or its authorized representative) at any time during ordinary business hours. The Partnership shall keep books and records on the accrual basis in accordance with generally accepted accounting principles consistently applied.

          11.2  Fiscal Year.  The fiscal year of the Partnership shall be the
                -----------
calendar year, unless otherwise determined by the General Partner.


          11.3  Reports.  The General Partner shall furnish the Limited Partner:
                -------

          (a) within 45 days after the end of the first three fiscal quarters of each fiscal year of the Partnership, an unaudited quarterly financial statements for the Partnership for such quarter;

          (b) within 90 days after the end of each fiscal year, financial statements for the Partnership for such year (audited by a firm of independent certified public accountants of recognized national standing selected by the General Partner), together with valuations of the Partnership's investments as of the end of such year (including a statement of each Partner's closing Capital Account);

          (c)   annual tax information necessary for each Partner's tax returns;

          (d) semi-annual, unaudited interim reports providing a narrative summary of the status of each Portfolio Company;

          (e) statements reflecting any allocations of Carried Interest among members of the General Partner; and

          (f) such other information as is requested by the Advisory Committee consistent with past practices.

In addition to the documents described in this Section 11.3, the General Partner
                                               ------------
shall furnish to each Limited Partner as promptly as reasonably practicable such additional information concerning the Partnership, the Partnership's activities, distributions by the Partnership, and valuations of Partnership assets and investments as such Limited Partner may reasonably request from time to time.

          11.4  Tax Allocation.
                --------------

          (a) All income, gains, losses, deductions and credits of the Partnership shall be allocated, for federal, state and local income tax purposes, among the Partners in accordance with the allocation of such income, gains, losses, deductions and credits among the Partners for computing their Capital Accounts.

          (b) If any Partner is treated for income tax purposes as realizing ordinary income because of receipt of Partnership interest (whether under Section 83 of the Code or any similar provisions of any law, rule or regulation or any other applicable law, rule, regulation or doctrine) and the Partnership is entitled to any offsetting deduction, the Partnership's deduction shall be allocated among the Partners in such manner as to, as nearly as possible, offset such ordinary income realized by such Partner.

          (c)   The "qualified income offset" provisions of Treasury Regulation
Section 1.704-1(b)(2)(ii)(d) are incorporated herein by reference and shall apply to adjust the allocation of Net Profit and Net Loss otherwise provided for under Section 3.2 to the extent provided in that regulation.
      -----------

          (d) The "minimum gain" provisions of Treasury Regulation Section 1.704-2 are incorporated herein by reference and shall apply to adjust the allocation of Net Profit and Net Loss otherwise provided for under Section 3.2
                                                                   -----------
to the extent provided in that regulation.

          (e)   Notwithstanding the provisions of Section 3.2(d), if during any
                                                  --------------
fiscal year of the Partnership the allocation of any loss or deduction, net of any income or gain, to a Partner would cause or increase a negative balance in a Partner's Capital Account as of the end of that fiscal year, only the amount of such loss or deduction that reduces the balance to zero shall be allocated to the Partner and the remaining amount shall be allocated to the other Partners. For the purpose of the preceding sentence, a Capital Account shall be reduced by the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), and increased by the amount if any, of the negative balance in the Partner's Capital Account that the Partner is obligated to restore within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(c) as of that time or is deemed obligated to restore under Treasury Regulation Section 1.704-2(g)(1) or Section 1.704-2(i)(5).

          (f) To the extent the Partnership has an interest deduction with respect to any promissory note pursuant to Section 483 or Sections 1271 through 1288, such interest deduction shall be specially allocated to the Partner to whom such promissory note relates.

          (g)   All allocations pursuant to the foregoing provisions of Sections
                                                                        --------
11.4(c), 11.4(d), 11.4(e) and 11.4(f) (the "Regulatory Allocations") shall be
-------  -------  -------     -------       ----------------------
taken into account in computing allocations of other items under Section 3.2,
                                                                 -----------
including, if necessary, allocations in subsequent fiscal years, so that the net amounts reflected in the Partners' Capital Accounts and the character for income tax purposes of the taxable income recognized (e.g., as capital or ordinary) will, to the extent possible, be the same as if no Regulatory Allocations had been given effect.

          (h)   The allocation provisions of Section 3.2(c) and Section 3.2(d)
                                             --------------     --------------
are intended to produce final capital account balances ("Target Final Balances")
                                                         ---------------------
that reflect the distribution
priorities described in Section 4.3. To the extent that the allocation
                        -----------
provisions of this Agreement would not produce such Target Final Balances, then, in the year of liquidation, all or a portion of the Partnership's gross income and deductions recognized in such year (regardless of source and including but not limited to profit or loss or items thereof derived from operations or sales) shall be allocated in a manner that produces such Target Final Balances, and, if necessary, prior tax returns shall be amended to reallocate gross income and deductions from prior years to produce such Target Final Balances.

          11.5  Tax Matters Partner; Partnership Status.  The General Partner is
                ---------------------------------------
designated the "Tax Matters Partner" (as defined in Code Section 6231). The Partnership shall not file an election under Code Section 7701 to be taxed as a corporation. No election shall be made by the Partnership to be excluded from the provisions of Subchapter K, Chapter I of Subtitle A of the Code or from any similar provision of any state tax law.


                                  ARTICLE XII

                      CERTIFICATE OF LIMITED PARTNERSHIP;
                      ----------------------------------
                               POWER OF ATTORNEY
                               -----------------

          12.1  Certificate of Limited Partnership.  Promptly following the
                ----------------------------------
execution and delivery of this Agreement by the Partners, the General Partner shall cause a Certificate of Limited Partnership within the meaning of the Delaware Partnership Act (the "Certificate") to be filed and recorded in the
                               -----------
office of the Secretary of State of the State of Delaware and, to the extent required by applicable law, in the appropriate place in each state in which the Partnership may hereafter establish a place of business, but the Partnership shall not be obligated to provide the Limited Partners with a copy of any amendment to or restatement of the Certificate. The General Partner shall also cause to be filed, recorded and published, such statements, notices, certificates or other instruments required by any provision of any applicable law which governs the formation of the Partnership or the conduct of its business from time to time.


                                 ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

          13.1  Amendments.  This Agreement may be amended only by the written
                ----------
consent of the General Partner and the Limited Partners.

          13.2  Successors.  Except as otherwise provided herein, this Agreement
                ----------
shall inure to the benefit of and be binding upon the Partners and their legal representatives, heirs, successors and assigns.

          13.3  Governing Law: Severability.  This Agreement shall be construed
                ---------------------------
in accordance with the laws of the State of Delaware, and, to the maximum extent possible, in such manner as to comply with all the terms and conditions of the Delaware Partnership Act. If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          13.4  Notices.  All notices, demands and other communications to be
                -------
given and delivered under or by reason of provisions under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, sent by telecopy or express overnight courier service, or mailed by first class mail, return receipt requested, to the addresses or telecopy numbers set forth in Schedule I hereto or to such other address or telecopy number as has been indicated to the General Partner.

          13.5  Legal Counsel.  Each Partner hereby agrees and acknowledges
                -------------
that:

          (a) The General Partner has retained legal counsel in connection with the formation of the Partnership and expects to retain legal counsel (collectively, the "Law Firms") in connection with the management and operation
                    ---------
of the Partnership, including making, holding and disposing of investments.

          (b) The Law Firms are not and will not represent the Limited Partner in connection with the formation of the Partnership, the management and operation of the Partnership, or any dispute which may arise between the Limited Partner on one hand and the General Partner and the Partnership on the other hand (the "Partnership Legal Matters"). The Limited Partner will, if it wishes
           --------------------------
counsel on a Partnership Legal Matter, retain its own independent counsel with respect thereto and will pay all fees and expenses of such independent counsel.

          13.6  Publicity.  The General Partner will be permitted, without prior
                ---------
approval of the Limited Partner or BAC, to reference the Partnership's affiliation with BAC in the Partnership's marketing, publicity and informational materials provided that as all such materials which mention BAC by name or
          --------
contain BAC's corporate logo are submitted to the Advisory Committee prior to their public use or distribution. BAC will make reference to and include both Continental Illinois Venture Corporation and the Partnership in all appropriate marketing, publicity and informational materials distributed by the BankAmerica Principal Investing division.

          13.7  Licensing of Names.  BAC and the General Partner hereby
                ------------------
acknowledge and agree that "CIVC," "Continental Illinois Venture Corporation" and all substantially similar names, as well as any names containing the words "BankAmerica," "Bank of America," "BA" and all substantially similar names are the property of BAC. Pursuant to this Agreement, the Limited Partner hereby grants the General Partner an exclusive license to the name "CIVC

Partners" and any derivation thereof solely for use in the private equity business and related activities; provided that the General Partner shall not
                                 --------
sublicense such name to any person or entity other than such entities as are controlled by at least two (2) of the three (3) managing members, as of the date hereof, of the General Partner. Such license shall be granted in perpetuity and shall remain effective for so long as any managing member of the General Partner is engaged in the private equity business. The parties hereby agree that no licensing fees or other amounts shall be paid by the Partnership or the General Partner in connection with such license. As soon as reasonably practicable, BAC shall use its commercially reasonable efforts to transfer all assets currently booked in Continental Illinois Venture Corporation which are not managed by the Partnership to another BAC entity or otherwise retitle the ownership of such assets.

          13.8  Arbitration.  In the event of any claim, dispute and controversy
                -----------
of any nature between the General Partner and Limited Partner arising out of or in connection with this Agreement, or the negotiation, execution, delivery, performance, nonperformance or breach thereof other than a claim, dispute or controversy arising from an act or decision of the Advisory Committee made pursuant to rights explicitly granted to the Advisory Committee in this Agreement or that certain letter agreement between the Limited Partner and the managing members of the General Partner regarding certain terms to be incorporated in the General Partner's operative documents (collectively, a "Dispute"), the General Partner and Limited Partner shall consult and negotiate
 -------
with each other in good faith and otherwise use their respective commercially reasonable efforts to settle such Dispute within a 45-day period after the Dispute first arises. If the Dispute is not resolved or settled within such 45-day period then, upon written notice by either party to the other, the Dispute shall be resolved by binding arbitration in accordance with Title 9 of the U.S. Code (United States Arbitration Act) and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). The party requesting arbitration
                                   ---
shall select the location of the arbitration. The Partners intend that arbitration be the sole remedy available as to matters arbitrable hereunder. An arbitration award rendered by the arbitrators shall be final and binding on the Partners and may be filed with any court having jurisdiction over the Partners or their property as a basis of declaratory or other judgment and of the issuance of execution.

          13.9  Transfer of Assets.  The General Partner and the Limited Partner
                ------------------
hereby agree that those securities listed on Schedule IV, as well as any
                                             -----------
securities acquired by Continental Illinois Venture Corporation between the date of this Agreement and the Effective Date, shall be transferred to the Partnership on the Effective Date pursuant to terms mutually acceptable to both parties.

          13.10 Miscellaneous.  This document contains the entire Agreement
                -------------
among the parties and supersedes all prior arrangements or understanding with respect thereto except for that letter agreement between the Limited Partner and the managing members of the General Partner regarding certain terms to be incorporated into the General Partner's operative documents. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in any of the masculine, feminine or the neuter gender shall include the masculine, feminine and neuter.

          13.11  No Third Party Beneficiaries.  No person or entity which is
                 ----------------------------
not a party hereto shall have any rights pursuant to this Agreement other than BAC and its subsidiaries.

               *          *           *           *           *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.


                                        GENERAL PARTNER:

                                        CIVC PARTNERS, LLC


                                        By: /s/ Christopher J. Perry
                                            --------------------------------
                                        Name: Christopher J. Perry
                                              ------------------------------
                                        Title: Managing Member
                                               -----------------------------



                                        LIMITED PARTNER:

                                        BANKAMERICA INVESTMENT CORPORATION


                                        By: /s/ Terry E. Perucca
                                            --------------------------------
                                        Name: Terry E. Perucca
                                              ------------------------------
                                        Title: Vice Chairman and President
                                               -----------------------------

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.


                                        LIMITED PARTNER:

                                        BANKAMERICA INVESTMENT CORPORATION


                                        By: /s/ Michael E. O'Neill
                                            --------------------------------
                                        Name: Michael E. O'Neill
                                              ------------------------------
                                        Title: Chairman
                                               -----------------------------

________________________________________________________________________________

                                  SCHEDULE I

________________________________________________________________________________


Names, Addresses                                   Commitments
and Telecopy Numbers                               -----------

General Partner:
---------------

CIVC Partners, LLC                                 $  2,512,563
231 S. LaSalle Street
Chicago, IL  60697


Limited Partners:
----------------

BankAmerica Investment Corporation                 $500,000,000
231 S. LaSalle Street
Chicago, IL  60697


TOTAL:                                             $502,512,563

                                       I

________________________________________________________________________________

================================================================================
                                  SCHEDULE II

                                  -----------

                       CIVC Approved Legal Counsel List

================================================================================

________________________________________________________________________________


Kirkland & Ellis                            McDermott, Will & Emery
Hogan & Hartson                             O'Melveny & Myers
Freeborn & Peters                           Bell, Boyd & Lloyd
Katten, Muchin & Zavis                      Bingham, Dana & Gould
Holland & Knight                            Chapman & Cutler
Cooley, Godward LLP                         Gibson, Dunn & Crutcher
Sidley & Austin                             Ropes & Gray
Winston & Strawn                            Wilson, Sonsini Goodrich & Rosati
Kennedy & Covington                         Vedder Price
Seyfarth, Shaw                              Sullivan & Cromwell
Dechert, Price & Rhoades                    Skadden Arps
Cahill Gordon                               Sonnenschein, Nath & Rosenthal
MacFarlane's (U.K.)                         Schiff Hardin
Bracewell & Patterson                       Lord, Bissell & Brook
DeMartino, Finkelstein, Rosen & Virga       Jenner & Block
Vinson & Elkins                             Hopkins & Sutter
Mayer, Brown & Platt                        Fisher Wayland
Altheimer & Gray                            Minton & Snyder
Gardner, Carton & Douglas



     ====================
_ Any other firms added to this list from time to time with the reasonable consent of the L.P.
_ Any firm which originates an investment opportunity for CIVC (with respect to such investment opportunity only)
_ Any firm retained by Portfolio Companies
_ Any firms retained on CIVC's behalf by an approved firm

                                      II

________________________________________________________________________________

================================================================================
                                 SCHEDULE III
                                 ____________

                          BAC Administrative Services

________________________________________________________________________________

================================================================================

          Administrative and other services provided to the General Partner by the Limited Partner consistent with past and current practice shall include those services which are generally allocated through the Principal Investing administration charge. Those services include but are not limited to internal accounting related matters (including payroll, internal tax support, financial statements, treasury, accounts receivable and accounts payable), regulatory compliance, human resources, internal counsel, computer systems support, information services, investment monitoring and approval by Limited Partner personnel, the costs associated with the Limited Partner's members of the Advisory Committee, and all other items of shared overhead for the group responsible for administering the Principal Investing business. These allocations exclude services whose costs are directly identifiable to, or expressly required by the General Partner. Examples include: Occupancy costs including all maintenance, repair, and remodeling, express mail and package delivery services, catering, duplicating and duplicating equipment rental and repair.

                                      III

________________________________________________________________________________

================================================================================
                                  SCHEDULE IV
                                  ___________

                           ASSETS TO BE TRANSFERRED

________________________________________________________________________________

     The following is a list of assets to be included among those assets transferred to the Partnership pursuant to Section 13.9.
                                           ------------

          All securities owned by Continental Illinois Venture Corporation in the following entities:

               .    NSP Holdings, LLC

               .    K&K Screw Products, LLC

               .    General Roofing Services, Inc.

                                      IV